Exhibit 10(ad)
                   Line of Credit Note dated March 11, 1999






                               Exhibit 10 (ad)
                   Line of Credit Note dated March 11, 1999

                                LOAN AGREEMENT


First Union National Bank
123 S. Broad Street
Philadelphia, Pennsylvania 19109
(Hereinafter referred to as the "Bank")

Lannett Company, Inc.
9000 State Road
Philadelphia, Pennsylvania 19136
(Individually and collectively "Borrower")

This loan Agreement ("Agreement") is entered into March 11, 1999, by and between Bank and Borrower, a Corporation (For profit) organized under the laws of Delaware.

Borrower has applied to Bank for a loan or loans (individually and collectively, the "Loan") evidenced by one or more promissory notes (whether one or more, the "Note") as follows:

Line of Credit - in the principal amount of $2,000,000.00 which is evidenced by the Promissory Note dated March 11, 1999 ("Line of Credit Note"), under which Borrower may borrow, repay, and reborrow, from time to time, so long as the total indebtedness outstanding at any one time does not exceed the principal amount minus the sum of (I) the amount available to be drawn plus
(ii) the amount of unreimbursed drawings under all letters of credit issued by Bank for the account of Borrower. The Loan proceeds are to be used by Borrower solely for working capital. Bank's obligation to advance or readvance under the Line of Credit Note shall terminate if Borrower is in Default under the Line of Credit Note.

This Agreement applies to the Loan and all Loan Documents. The terms "Loan Documents" and "Obligations," as used in this Agreement, are defined in the Note. The term "Borrower" shall include its Subsidiaries and Affiliates. As used in this Agreement as to Borrower, "Subsidiary" shall mean any corporation of which more than 50% of the issued and outstanding voting stock is owned directly or indirectly by Borrower. As to Borrower, "Affiliate" shall have the meaning as defined in 11 U.S.C. ss. 101, except that the term "debtor" therein shall be substituted by the term "Borrower" herein.

Relying upon the covenants, agreements, representations and warranties contained in this Agreement, Bank is willing to extend credit to Borrower upon the terms and subject to the conditions set forth herein, and Bank and Borrower agree as follows:

REPRESENTATIONS. Borrower represents that from the date of this Agreement and until final payment in full of the Obligations: Accurate Information. All information now and hereafter furnished to Bank is and will be true, correct and complete. Any such information relating to Borrower's financial condition will accurately reflect Borrower's financial condition as of the date(s) thereof, (including all contingent liabilities of every type), and Borrower further represents that its financial condition has not changed materially or adversely since the date(s) of such documents. Authorization; Non-Contravention. The execution, delivery and performance by Borrower and any guarantor, as applicable, of this Agreement and other Loan Documents to which it is a party are within its power, have been duly authorized by all necessary action taken by the duly authorized officers of Borrower and any guarantors and, if necessary, by making appropriate filings with any governmental agency or unit and are the legal, binding, valid and enforceable obligations of Borrower and any guarantors; and do not (I) contravene, or constitute (with or without the giving of notice or lapse of time or both) a violation of any provision of applicable law, a violations of the organizational documents of Borrower or any guarantor, or a default under any agreement, judgment, injunction, order, decree or other instrument binding upon or affecting Borrower or any guarantor, (ii) result in the creation or imposition of any lien (other than the lien(s) created by the Loan Documents) on any of Borrower's or guarantor's assets, or (iii) give cause for the acceleration of any obligations of Borrower or any guarantor to any other creditor. Asset Ownership. Borrower has good and marketable title to all of the properties and assets reflected on the balance sheets and financial statements supplied Bank by Borrower, and all such properties and assets are free and clear of mortgages, security deeds, pledges, liens, charges, and all other encumbrances, except as otherwise disclosed to Bank by Borrower in writing ("Permitted Liens"). To Borrower's knowledge, no default has occurred under any Permitted Liens and no claims or interests adverse to Borrower's present rights in its properties and assets have arisen. Discharge of Liens and Taxes. Borrower has duly filed, paid and/or discharged all taxes or other claims which may become a lien on any of its property or assets, except to the extent that such items are being appropriately contested in good faith and an adequate reserve for the payment thereof is being maintained. Sufficiency of Capital. Borrower is not, and after consummation of this Agreement and after giving effect to all indebtedness incurred and liens created by Borrower in connection with the Loan, will not be, insolvent within the meaning of 11 U.S.C. ss. 101(32). Compliance with Laws. Borrower is in compliance in all respects with all federal, state and local laws, rules and regulations applicable to its properties, operations, business, and finances, including, without limitation, any federal or state laws relating to liquor (including 18 U.S.C. ss. 3617, et seq.) or narcotics (including 21 U.S.C. ss. 801, et seq.) and/or any commercial crimes; all applicable federal, state and local laws and regulations intended to protect the environment; and the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), if applicable. Organization and Authority. Each corporate or limited liability company Borrower and any guarantor, as applicable, is duly created, validly existing and in good standing under the laws of the state of its organization, and has all powers, governmental licenses, authorizations, consents and approvals required to operate its business as now conducted. Each corporate or limited liability company Borrower and any guarantor, if any, is duly qualified, licensed and in good standing in each jurisdiction where qualification or licensing is required by the nature of its business or the character and location of its property, business or customers, and in which the failure to so qualify or be licensed, as the case may be, in the aggregate, could have a material adverse effect on the business, financial position, results of operations, properties or prospects of Borrower or any such guarantor. No Litigation. There are no pending or threatened suits, claims or demands against Borrower or any guarantor that have not been disclosed to Bank by Borrower in writing. ERISA. Each employee pension benefit plan, as defined in ERISA,

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maintained by Borrower meets, as of the date hereof, the minimum funding standards of ERISA and all applicable regulations thereto and requirements thereof, and of the Internal Revenue Code of 1954, as amended. No "Prohibited Transaction" or "Reportable Event" (as both terms are defined by ERISA) has occurred with respect to any such plan.

AFFIRMATIVE COVENANTS. Borrower agrees that from the date of this Agreement and until final payment in full of the Obligations, unless Bank shall otherwise consent in writing, Borrower will: Business Continuity. Conduct its business in substantially the same manner and locations as such business is now and has previously been conducted. Maintain Properties. Maintain, preserve and keep its property in good repair, working order and condition, making all needed replacements, additions and improvements thereto, to the extent allowed by this Agreement. Access to Books & Records. Allow Bank, or its agents, during normal business hours, access to the books, records and such other documents of Borrower as Bank shall reasonably require, and allow Bank to make copies thereof at Bank's expense. Insurance. Maintain adequate insurance coverage with respect to its properties and business against loss or damage of the kinds and in the amounts customarily insured against by companies of established reputation engaged in the same or similar businesses including, without limitation, commercial general liability insurance, workers compensation insurance, and business interruption insurance; all acquired in such amounts and from such companies as Bank may reasonably require. Notice of Default and Other Notices. (a) Notice of Default. Furnish to Bank immediately upon becoming aware of the existence of any condition or event which constitutes a Default (as defined in the Loan Documents) or any event which, upon the giving of notice or lapse of time or both, may become a Default, written notice specifying the nature and period of existence thereof and the action which Borrower is taking or proposes to take with respect thereto. (b) Other Notices. Promptly notify Bank in writing of (I) any material adverse change in its financial condition or its business; (ii) any default under any material agreement, contract or other instrument to which it is a party or by which any of its properties are bound, or any acceleration of the maturity of any indebtedness owing by Borrower; (iii) any material adverse claim against or affecting Borrower or any part of its properties; (iv) the commencement of, and any material determination in, any litigation with any third party or any proceeding before any governmental agency or unit affecting Borrower; and (v) at least 30 days prior thereto, any change in Borrower's name or address as shown above, and/or any change in Borrower's structure. Compliance with Other Agreements. Comply with all terms and conditions contained in this Agreement, and any other Loan Documents, and swap agreements, if applicable, as defined in the Note. Payment of Debts. Pay and discharge when due, and before subject to penalty or further charge, and otherwise satisfy before maturity or delinquency, all obligations, debts, taxes, and liabilities of whatever nature or amount, except those which Borrower in good faith disputes. Reports and Proxies. Deliver to Bank, promptly, a copy of all financial statements, reports, notices, and proxy statements, sent by Borrower to stockholders, and all regular or periodic reports required to be filed by Borrower with any governmental agency or authority. Other Financial Information. Deliver promptly such other information regarding the operation, business affairs, and financial condition of Borrower which Bank may reasonably request. Non-Default Certificate From Borrower. Deliver to Bank, with the Financial Statements required herein, a certificate signed by Borrower, if Borrower is an individual, or by a principal financial officer of Borrower warranting that no "Default" as specified in the Loan Documents nor any event which, upon the giving of notice or lapse of time or both, would constitute such a Default,

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has occurred. Estoppel Certificate. Furnish, within 15 days after request by
Bank, a written statement duly acknowledged of the amount due under the Loan and whether offsets or defenses exist against the Obligations.

NEGATIVE COVENANTS. Borrower agrees that from the date of this Agreement and until final payment in full of the Obligations, unless Bank shall otherwise consent in writing, Borrower will not: Cross Default. Default in payment or performance of any obligation under any other loans, contracts or agreements of Borrower, any Subsidiary or Affiliate of Borrower ("Affiliate" shall have the meaning as defined in 11 U.S.C. ss. 101, except that the term "debtor" therein shall be substituted by the term "Borrower" herein; "Subsidiary" shall mean any corporation of which more than 50% of the issued and outstanding voting stock is owned directly or indirectly by Borrower), any general partner of or the holder(s) of the majority ownership interests of Borrower with Bank or its affiliates. Default on Other Contracts or Obligations. Default on any material contract with or obligation when due to a third party or default in the performance of any obligation to a third party incurred for money borrowed. Judgment Entered. Permit the entry of any monetary judgment or the assessment against, the filing of any tax lien against, or the issuance of any writ of garnishment or attachment against any property of or debts due Borrower. Government Intervention. Permit the assertion or making of any seizure, vesting or intervention by or under authority of any government by which the management of Borrower or any guarantor is displaced of its authority in the conduct of its respective business or such business is curtailed or materially impaired. Prepayment of Other Debt. Retire any long-term debt entered into prior to the date of this Agreement at a date in advance of its legal obligation to do so. Retire or Repurchase Capital Stock. Retire or otherwise acquire any of its capital stock. Change of Control. Make or suffer a transfer of controlling interest of William Farber or any change in the officers or Board of Directors. Change in Fiscal Year. Borrower or guarantor shall not change its fiscal year without the consent of Bank. Guarantees. Guarantee or otherwise become responsible for obligations of any other person or persons, other than the endorsement of checks and drafts for collection in the ordinary course of business. Encumbrances. Create, assume, or permit to exist any mortgage, security deed, deed of trust, pledge, lien, charge or other encumbrance on any of its assets, whether now owned or hereafter acquired, other than: (I) security interests required by the Loan Documents; (ii) liens for taxes contested in good faith; (iii) liens accruing by law for employee benefits; or (iv) Permitted Liens.

FINANCIAL COVENANTS. Borrower agrees to the following provisions from the date hereof until final payment in full of the Obligations, unless Bank shall otherwise consent in writing: Current Ratio. Borrower shall, at all times, maintain a Current Ratio of not less than 1.50 to 1.00, tested quarterly. "Current Ratio" shall mean the ratio of current assets divided by current liabilities. Effective Net Worth. Borrower shall maintain an Effective Net Worth of not less than four million dollars ($4,000,000.00) at fiscal year end 6/30/99 and not less than five million seven hundred fifty thousand dollars ($5,750,000.00) at fiscal year end 6/30/00, tested annually. "Effective Net Worth" shall mean total assets minus total liabilities. For purposes of this computation, the aggregate amount of any intangible assets of Borrower including without limitation, goodwill, franchises, licenses, patents, trademarks, trade names, copyrights, service marks, and brand names, shall be subtracted from total assets, and total liabilities shall exclude debt subordinated to First Union. Senior Debt to Effective Net Worth Ratio. Borrower shall


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maintain a ratio of Senior Debt divided by Effective Net Worth of not more than 2.00 to 1.00 at fiscal year end 6/30/99 and fiscal year end 6/30/00, tested annually. "Senior Debt" shall mean the sum of total liabilities, including capitalized leases and all reserves for deferred taxes and other deferred sums appearing on the liabilities side of a balance sheet, in accordance with generally accepted accounting principles applied on a consistent basis, excluding debt subordinated to Bank. "Effective Net Worth" shall mean total assets minus total liabilities. For purposes of this computation, the aggregate amount of any intangible assets of Borrower including without limitation, goodwill, franchises, licenses, patents, trademarks, trade names, copyrights, service marks, and brand names, shall be subtracted from total assets, and total liabilities shall exclude debt subordinated to First Union. Debt Service Coverage Ratio. Borrower shall at all times maintain a Debt Service Coverage Ratio of 1.50 to 1.00, to be tested quarterly on a rolling four quarter basis. "Debt Service Coverage Ratio" shall mean earnings before interest, taxes, depreciation and amortization divided by the sum of interest expense and current maturities of long term debt, including capitalized leases. Deposit Relationship. Borrower shall maintain its primary depository account with Bank.

ANNUAL FINANCIAL STATEMENTS. Borrower shall deliver to Bank, within 120 days after the close of each fiscal year, audited financial statements reflecting its operations during such fiscal year, including, without limitation, a balance sheet, profit and loss statement and statement of cash flows, with supporting schedules; all on a consolidated and consolidating basis and in reasonable detail, prepared in conformity with generally accepted accounting principles, applied on a basis consistent with that of the preceding year. All such statements shall be examined by an independent certified public accountant acceptable to Bank. The opinion of such independent certified public accountant shall not be acceptable to Bank if qualified due to any limitations in scope imposed by Borrower or its Subsidiaries, if any. Any other qualification of the opinion by the accountant shall render the acceptability of the financial statements subject to Bank's approval.

PERIODIC FINANCIAL STATEMENTS. Borrower shall deliver to Bank copies of Borrower's unaudited reports on Form 10Q as filed with the Securities and Exchange Commission, as soon as available and in any event within 45 days after the close of the first three fiscal quarters of Borrower; all in reasonable detail and prepared in conformity with generally accepted accounting principles, applied on a basis consistent with that of the preceding year. Such statements shall be certified as to their correctness by a principal financial officer of Borrower and in each case, if audited statements are required, subject to audit and year-end adjustments.

TAX RETURNS. Borrower shall deliver to Bank, within 30 days of filing, complete copies of federal and state tax returns, as applicable, each of which shall be signed and certified by Borrower to be true and complete copies of such returns. In the event an extension is filed, Borrower shall deliver a copy of the extension within 30 days of filing.

ACCOUNTS RECEIVABLE AGING. Borrower shall, from time to time hereafter but not less than monthly, deliver to First Union within 10 days of the end of each such period, a detailed aging of accounts by total, a summary aging of accounts by customer and customer address, and a reconciliation statement. Said aging should also include the original date of each invoice.

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ACCOUNTS PAYABLE AGING. Borrower shall, from time to time hereafter but not less than monthly, deliver to First Union within 10 days of the end of each such period, a detailed aging of payables by total, a summary aging of payables by vendor and vendor address, and a reconciliation statement. Said aging should also include the original date of each invoice.

INVENTORY REPORTS. Borrower shall, from time to time hereafter but not less than monthly, deliver to First Union within 10 days of the end of each such period, an inventory report, with summary by category, showing individual values for raw materials, work-in-progress, finished products and any inventory obsolescence.

ANNUAL BUDGET. Borrower shall deliver to Bank, no later than 60 days after the close of each fiscal year, Borrower's annual budget projections of revenues and expenses for the next fiscal year.

FINANCIAL AND OTHER INFORMATION. Borrower shall deliver to Bank such information as Bank may reasonably request from time to time, including without limitation, financial statements and information pertaining to Borrower's financial condition. Such information shall be true, complete and accurate.

BORROWING BASE. As to the Line of Credit Note in the principal amount of $2,000,000, the following provisions shall apply:

Borrowing Limitation. The maximum principal amount that Borrower may borrow shall be the lesser of the principal amount stated in the Line of Credit Note minus the sum of (I) the amount available to be drawn plus (ii) the amount of unreimbursed drawing under all letters of credit issued by Bank for the account of Borrower or the maximum principal amount allowed under this addendum (the "Maximum Principal Amount").

The Maximum Principal Amount shall be an amount equal to 80% of the net amount of Eligible Accounts, plus 50% of an amount equal to its value of Eligible Inventory (the inventory amount not to exceed $500,000.00), less the amount of any Reserve required by the Bank.

"Eligible Account" refers to an account receivable not more than 90 days from the date of the original invoice (except for certain Approved Account Debtors, as described below) that arises in the ordinary course of Borrower's business and meets the following eligibility requirements: (a) the sale of goods or services reflected in such account is final and such goods and services have been delivered or provided and accepted by the account debtor and payment for such is owing; (b) the invoices comprising an account are not subject to any claims, returns or disputes of any kind; (c) the account debtor is not insolvent; (d) the account debtor has its principal place of business in the United States; (e) the account debtor is not an affiliate of Borrower and is not a supplier to Borrower and the account is not otherwise exposed to risk of set-off; (f) not more than thirty percent of the original invoices owing Borrower by the account debtor are more than ninety days from the date of the original invoice. Notwithstanding the foregoing, accounts receivable of Approved Account Debtors of Borrower may be aged more than 90 days but not more than 120 days from the date of the original invoice, so long as said accounts receivable

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meet all of the other eligibility requirements listed above. "Approved
Account Debtors" are such account debtors as Bank may approve in writing from time to time. As of the date of this Agreement, Bank approves Novopharm USA, Inc. and Mova Pharmaceutical, Inc. as Approved Account Debtors. Bank reserves the right to add and remove any account debtor from the list of Approved Account Debtors by written notice to Borrower.

"Eligible Inventory" means inventory of raw material and finished goods in Borrower's possession that is held for use or sale in the ordinary course of Borrower's business and is not unmerchantable or obsolete and is subject to a first priority perfected security interest in favor of Bank. The value of the inventory will be determined by Bank and will be valued at the lower of cost or market on a first-in, first-out basis.

"Reserves" may be required at any time and from time to time by Bank without prior notice to Borrower in amounts deemed by Bank to be adequate to reserve against outstanding letter of credit, outstanding bankers acceptances, Borrower's obligation to Bank or its affiliates or any guaranties or other contingent debt of Borrower.

Required Reports. Borrower shall certify to Bank by the tenth day of each month, the amount of Eligible accounts and the value of Eligible Inventory as of the first day of each month, on forms required by Bank together with all detail and supporting documents requested by Bank. Bank may at any time and from time to time, during Bank's normal business hours, enter upon any business premises of Borrower and audit Borrower's accounts and inventory. Bank's determination of the amount of Eligible Accounts and the value of Eligible Inventory shall at all times be indisputable and deemed correct. The Borrower, at all times, shall cooperate with Bank without limitation by providing Bank information and access to Borrower's premises and business records and shall be courteous to Bank's agents.

Continuing Representations. Borrower warrants and represents as a continuing warranty, that so long as principal is outstanding under the Line of Credit Note, the outstanding principal balance shall not exceed the lesser of the Maximum Principal Amount or the principal amount stated in the Line of Credit Note (the "Borrowing Limit"). Borrower agrees to pay any advances in excess of the Borrowing Limit immediately upon receipt by Borrower of written notice that the Borrowing Limit has been exceeded.

CONDITIONS PRECEDENT. The obligation of Bank to make the Loan and any advances pursuant to this Agreement are subject to the following conditions precedent: Additional Documents. Receipt by Bank of such additional supporting documents as Bank or its counsel may reasonably request.

IN WITNESS WHEREOF, Borrower and Bank, on the day and year first written above, have caused this Agreement to be executed under seal.

                                    Lannett Company, Inc.
                                    By: William Farber, Chairman of the Board

                                    First Union National Bank
                                    By: Jane Sobieski, Vice President

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